Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Mercer International Inc. of our report dated February 21, 2014 relating to the consolidated financial statements and effectiveness of internal control over financial reporting of Mercer International Inc., which appears in Mercer International Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013.

Signed “PricewaterhouseCoopers LLP”

Chartered Professional Accountants

Vancouver, British Columbia

August 26, 2014